SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNITEDGLOBALCOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITEDGLOBALCOM, INC.

4643 S. Ulster Street, Suite 1300

Denver, Colorado 80237

January 27, 2004

Dear Fellow Stockholder:

You are invited to attend a special meeting of the stockholders of UnitedGlobalCom, Inc. which will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado, on Wednesday, February 11, 2004, at 10:00 a.m., local time. We have enclosed a notice of the special meeting, a proxy statement and a proxy card.

At the special meeting, you will be asked to (i) consider and vote upon amendments to our equity incentive plans for employees, directors and consultants, and (ii) transact such other business as may properly come before the special meeting.

Our board of directors has approved the proposal and recommends that you vote in favor of it.

Whether or not you are personally able to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

Approval of the proposal regarding the amendments to our equity incentive plans requires the affirmative vote of the holders of a majority of the votes held by shares of our Class A common stock, Class B common stock and Class C common stock, voting as a single class. Holders of shares of Class A common stock, Class B common stock and Class C common stock representing more than 90% of the outstanding votes have indicated that they will vote in favor of these proposals. Only holders of our common stock at the close of business on January 21, 2004, the record date, will be entitled to vote at the special meeting.

Please review the entire proxy statement carefully.    If you would like assistance in completing your proxy card, or if you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Investor Relations Department at (303) 770-4001.

Sincerely yours,

Michael T. Fries

Chief Executive Officer

UNITEDGLOBALCOM, INC.

4643 S. Ulster Street, Suite 1300

Denver, Colorado 80237

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on February 11, 2004

A special meeting of the stockholders of UnitedGlobalCom, Inc. (“United”) will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado on Wednesday, February 11, 2004 at 10:00 a.m., local time, for the following purposes:

(i) to consider and vote upon a proposal to approve amendments to United’s equity incentive plans for employees, directors and consultants; and

(ii) to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Holders of record of United’s Class A common stock, Class B common stock and Class C common stock at the close of business on January 21, 2004, the record date of the meeting, will be entitled to notice of, and to vote at, the meeting. Holders of record of United’s Class A common stock, Class B common stock and Class C common stock vote as a single class, subject to the provisions of United’s Restated Certificate of Incorporation. A list of stockholders entitled to vote at the meeting will be available at United’s office for review by any stockholder, for any purpose germane to the meeting, for at least 10 days prior to the meeting.

Shares can only be voted at the meeting if the holder is present or represented by proxy. If you do not expect to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the accompanying, postage prepaid envelope so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Such proxy action does not affect your right to vote in person in the event you attend the meeting. If your shares of Class A common stock are registered in street name, however, you will need a representation from your broker as to your stockholder status in order to vote in person at the meeting.

Our board of directors believes that approving the proposal is advisable for and in our and our stockholders’ best interests. Our board of directors recommends that you vote in favor of the proposal. Approval of the proposal requires the affirmative vote of the holders of a majority of the votes held by shares represented in person or by proxy at the special meeting.

This notice and the attached proxy statement are dated January 27, 2004 and are first being mailed to United’s stockholders on or about January 28, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

Ellen P. Spangler,

Secretary

Denver, Colorado

January 27, 2004

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE PREPAID ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

UNITEDGLOBALCOM, INC.

4643 South Ulster Street, Suite 1300

Denver, Colorado 80237

PROXY STATEMENT

We are furnishing this proxy statement to holders of Class A common stock, Class B common stock and Class C common stock, each $.01 par value per share, of UnitedGlobalCom, Inc., a Delaware corporation (“United”), in connection with the solicitation of proxies by the Board of Directors of United (the “Board”) for use at a special meeting of United’s stockholders or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

The date of this proxy statement is January 27, 2004, and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about January 28, 2004.

This solicitation of proxies is being made by United. United’s principal executive office is located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.

Time and Place; Purpose

The special meeting will be held at 10:00 a.m., local time, on Wednesday, February 11, 2004, at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado. At the meeting, our stockholders will be asked to consider and vote upon the proposal (the “Proposal”) to approve amendments, as further described herein, to the following equity incentive plans for United’s employees, directors and consultants:

•	UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors (Effective June 1, 1993) (the “1993 NED Plan”);

•	UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors (Effective March 20, 1998) (the “1998 NED Plan”); and

•	UnitedGlobalCom, Inc. 1993 Stock Option Plan (the “1993 Stock Option Plan” and, together with the 1993 NED Plan and the 1998 NED Plan, the “Plans”).

Our Board has determined that the Proposal is advisable for and in the best interests of us and our stockholders. Our Board recommends that you vote in favor of the Proposal.

Voting Rights; Record Date

Our Board has fixed the close of business on January 21, 2004 (the “Record Date”), as the record date for the determination of holders of common stock entitled to receive notice of and to vote at the special meeting. Accordingly, only holders of record of shares of common stock at the close of business on the Record Date are entitled to receive notice of and to vote at the meeting. At the close of business on the Record Date, we had outstanding and entitled to vote at the meeting 296,250,708 shares of Class A common stock, 8,198,016 shares of Class B common stock and 303,123,542 shares of Class C common stock. The Class A common stock, Class B common stock and Class C common stock vote together as a single class on all matters, except where otherwise required by the Delaware General Corporation Law or our Restated Certificate of Incorporation. Each share of Class A common stock has one vote and each share of Class B common stock and Class C common stock has ten votes on each matter on which holders of such shares of such classes are entitled to vote at the meeting.

The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting. The Proposal will not be approved by the stockholders unless the holders of a majority of the votes held by shares represented in person or by proxy at the special meeting, voting as a single class, approve the Proposal.

As of the Record Date, holders of Class A common stock, Class B common stock and Class C common stock, together having more than 90% of the total vote, have indicated their intention to vote in favor of the Proposal.

Proxies

All shares of common stock represented by properly executed proxies received before or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no specific instructions are given with respect to the matters to be acted upon at the special meeting, shares of common stock represented by a properly executed proxy will be voted FOR the Proposal. The Proposal is the only matter to be acted upon at the meeting. As to any other matter that may properly come before the special meeting the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly submitted proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting, will not be voted and will have no effect. Shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the special meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the meeting.

A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of United a signed notice of revocation or a later dated signed proxy or by attending the special meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the meeting.

The cost, if any, of solicitation of proxies will be paid by United. In addition to solicitation by mail, officers and employees of United may solicit proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

Change in Control

Liberty Media Corporation (“Liberty”) entered into an agreement on August 18, 2003 to acquire all of our outstanding shares of Class B common stock, comprised of 8,198,016 shares, from certain of our founding stockholders for stock of Liberty and cash. On January 5, 2004, Liberty completed this transaction. Liberty owns approximately 55% of our common stock, representing approximately 92% of our voting power. At the next annual meeting of our stockholders, the holders of our Class A common stock, Class B common stock and Class C common stock will vote together as a single class in the election of our directors. Liberty has the ability to elect our entire board of directors and otherwise to generally control us.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. United will promptly deliver a separate copy of this document to you if you call or write United at the following address or phone number: 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, phone (303) 770-4001, Attention: Investor Relations Department. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address and phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 21, 2004, the Record Date, certain information concerning the beneficial ownership of all classes of our common stock by:

•	each stockholder who is known by United to own beneficially more than 5% of any class of the outstanding common stock at such date;

•	each of the directors;

•	each of the named executive officers; and

•	all of the directors and named executive officers as a group.

At the election of the holder, shares of Class B common stock are convertible immediately into shares of Class A common stock on a one-for-one basis. Also, shares of Class C common stock are convertible into either shares of Class A common stock or shares of Class B common stock.

Shares issuable within 60 days upon exercise of options, conversion of convertible securities, exchange of exchangeable securities or upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. So far as United knows, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated below and in the notes to the table. The number of shares indicated as owned by all of the named executive officers of United includes interests in shares held by the trustee of United’s defined contribution 401(k) plan (“401(k) Plan”) as of September 30, 2003. The shares held by the trustee of the 401(k) Plan for the benefit of these persons are voted as directed by the 401(k) Plan fiduciary. In calculating the security ownership of certain beneficial owners and management, we did not include securities issuable in our rights offering (the “Rights Offering”) as described in the registration statement on Form S-3 (File No. 333-111844) that we filed with the Securities and Exchange Commission (“SEC”) on January 12, 2004, as amended. Unless otherwise specified, the business address for each of the beneficial owners and management members below is 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237.

Beneficial Ownership

Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Percent of Voting Power
Gene W. Schneider	Class A Common	1,985,994	(2)	*
	Class B Common	2,900,702	(3)	26%

	Total	4,886,696			*

Robert R. Bennett	Class A Common	152,082	(4)	*	*

John P. Cole, Jr.	Class A Common	311,444	(5)	*	*

John W. Dick	Class A Common	—		—	—

Michael T. Fries	Class A Common	2,420,952	(6)	*	*

Paul A. Gould	Class A Common	70,000		*	*

Gary S. Howard	Class A Common	52,082	(4)	*	*

David B. Koff	Class A Common	—		—	—

John C. Malone	Class A Common	172,082	(5)	*	*

Mark L. Schneider	Class A Common	1,242,167	(7)	*	*

Charles H.R. Bracken	Class A Common	—		—	—

Gene Musselman	Class A Common	7,129		*	*

All directors and executive officers as a group	Class A Common	6,413,376
	Class B Common	2,900,702		26%

	Total	9,314,078			1.0%

Liberty Media Corporation(8)	Class A Common	22,621,069		7.6%
	Class B Common	8,198,016		100%
	Class C Common	303,123,542		100%

	Total	333,942,627			92.0%

*	Less than 1%.

(1)	The figures for the percent or number of shares of each class are based on 296,250,708 shares of Class A common stock (after elimination of treasury shares and shares of United held by its subsidiaries), 8,198,016 shares of Class B common stock (after elimination of treasury shares) and 303,123,542 shares of Class C common stock, respectively, outstanding on January 21, 2004.

(2)	Includes 1,768,107 shares of Class A common stock that are subject to presently exercisable options and 7,878 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Schneider. Also includes 556 shares of Class A common stock held by a trust of which Mr. Schneider is a beneficiary and a trustee and 51 shares of Class A common stock held by his spouse. Mr. Schneider disclaims beneficial ownership of the shares held by such trust. The number of shares of Class A common stock in the table do not reflect the conversion of shares of Class B common stock by Mr. Schneider.

(3)	Includes 2,900,702 shares of Class B common stock that are subject to presently exercisable options.

(4)	Includes 52,082 shares of Class A common stock that are subject to presently exercisable options.

(5)	Includes 172,082 shares of Class A common stock that are subject to presently exercisable options.

(6)	Includes 2,400,000 shares of Class A common stock that are subject to presently exercisable options and 6,606 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Fries. Also includes 164 shares of Class A common stock held by his spouse.

(7)	Includes 1,000,000 shares of Class A common stock that are subject to presently exercisable options and 5,257 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Schneider. Also includes 556 shares of Class A common stock held by a trust of which Mr. Schneider is a beneficiary and a trustee. Mr. Schneider disclaims beneficial ownership of the shares held by such trust.

(8)	The number of shares of Class A common stock, Class B common stock and Class C common stock in the table is based upon Amendment No. 4 to the Schedule 13D filed January 9, 2004, by Liberty, as adjusted by our subsequent issuance to Liberty of 3,119,641 shares of Class A common stock on January 21, 2004 pursuant to the exercise of Liberty’s preemptive right. As stated in such Amendment, Liberty may have shared voting and dispositive powers as to 2,139,722 shares of its Class A common stock and as to 9,859,336 shares of its Class C common stock. The address of Liberty is 12300 Liberty Boulevard, Englewood, Colorado 80112. Robert R. Bennett, Paul A. Gould, Gary S. Howard, David B. Koff, and John C. Malone, all directors of United, are also officers and/or directors of Liberty. The number of shares of Class A common stock and Class B common stock in the table do not reflect the conversion of shares of Class B common stock and Class C common stock by Liberty.

No equity securities in any of our subsidiaries, including directors’ qualifying shares, are owned by any of our executive officers or directors.

Liberty currently owns 100% of the outstanding shares of our Class B common stock and Class C common stock, as well as approximately 55% of the outstanding shares of our Class A common stock (computed assuming the conversion of shares of Class B common stock and Class C common stock to shares of Class A common stock) and holds approximately 92% of the total voting power of our common stock. Liberty has the ability to elect our entire board of directors and otherwise to generally control us. Liberty has sufficient voting power, without the vote of any other stockholder, to determine the outcome of any action presented to a vote of our stockholders, including the approval of extraordinary corporate transactions and amendments to our Restated Certificate of Incorporation and Bylaws. The interests of Liberty may diverge from your interests, and it may be in a position to cause or require us to act in a way that is inconsistent with the general interests of the holders of our common stock.

On January 5, 2004, Liberty entered into a new standstill agreement with us that generally limits Liberty’s ownership of our common stock to 90% or less, unless Liberty makes an offer or effects another transaction to acquire all of our common stock. Except in the case of a short-form merger in which our stockholders are entitled to statutory appraisal rights, such offer or transaction must be at a price at or above a fair value of our shares determined through an appraisal process if a majority of our independent directors has voted against approval or acceptance of such transaction.

PROPOSAL—Approval of the Amendments to Stock Option Plans

Amendments to the 1993 NED Plan

On June 1, 1993, the board of United International Holdings, Inc. (“UIH”) established the United International Holdings, Inc. Stock Option Plan for Non-Employee Directors. The stockholders of UIH subsequently approved and ratified the plan. The plan was assumed by United on January 30, 2002, and the name of the plan was changed accordingly to the UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors, previously defined as the “1993 NED Plan.” The purpose of the 1993 NED Plan is to provide a means whereby non-employee directors of United are encouraged to continue their service as directors and are encouraged to invest in the capital stock of United, thereby increasing such directors’ personal interest in the continued success and progress of United and its subsidiaries.

The 1993 NED Plan was terminated by the Board effective March 14, 2003. Prior to its termination, the 1993 NED Plan provided for the grant of non-qualified stock options (“Director Options”) to non-employee directors of United. At the time of termination, United had granted options for an aggregate of 860,000 shares of Class A common stock, of which options for 120,000 shares remain outstanding. Options outstanding at termination shall continue to be recognized, but no new grants of options may be made. Options granted under the 1993 NED Plan vest 25% on the first anniversary of the respective dates of grant and thereafter in 36 equal monthly increments. The options are exercisable on a cumulative basis upon vesting. There are currently six individuals holding options under the 1993 NED Plan.

As of December 31, 2003, the market value of the Class A common stock subject to award under the 1993 NED Plan is $1,017,600. Such market value is based on the number of Director Options awarded and outstanding under the 1993 NED Plan as of December 31, 2003, multiplied by $8.48, the last reported per share sales price of United’s Class A common stock on the NASDAQ National Market on December 31, 2003.

Summary of Amendments to the 1993 NED Plan

In response to the Rights Offering, the Board has adopted certain changes to the 1993 NED Plan that (1) provide flexibility in determining under what circumstances and in what manner outstanding Director Options may be adjusted, including for the Rights Offering, and (2) clarify that for purposes of the 1993 NED Plan, any action required or permitted to be taken by the Board may be taken by any committee of the Board which has been properly delegated the authority to take such action with respect to the 1993 NED Plan under applicable law. The changes do not affect the terminated status of the 1993 NED Plan, and will therefore not permit any further option grants under the 1993 NED Plan. These changes, along with certain other technical changes, were incorporated into an amendment and restatement of the 1993 NED Plan which has been approved by the Board. The Board has directed that the amendments to the 1993 NED Plan be submitted for approval by vote of the stockholders of United.

Summary of 1993 NED Plan, as Amended

Number of Shares.    The 1993 NED Plan provided for grants to be made of options to purchase a maximum of 960,000 shares of Class A common stock (as adjusted for certain changes in corporate capitalization through December 7, 2001). Prior to the 1993 NED Plan’s termination, shares that were subject to Director Options that expired or terminated for any reason without having been exercised were returned to the pool of such shares underlying Director Options available for grant under the 1993 NED Plan.

Adjustments.    The number of shares is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Class A common stock. In addition, if United shall at any time distribute with respect to the Class A common stock assets or securities of another entity, shares of its capital stock (other than Class A common stock) or evidences of indebtedness, rights to subscribe pro rata for additional shares of United, or if United shall make any other changes with respect to its common stock, then the Board has discretion to make any adjustment to the outstanding Directors Options that it determines in its sole discretion.

Option Grants and Exercises.    The 1993 NED Plan provided for non-discretionary grants of Director Options on 20,000 shares of common stock to each member of the Board who was not also an employee of United (then UIH) on June 1, 1993, and to each person newly elected to the Board as a non-employee director after June 1, 1993, on the date of election. The 1993 NED Plan provides that the per share exercise price of any Director Option granted under the 1993 NED Plan will be equal to the fair market value of the Class A common stock on the date the Director Option is granted. In general, fair market value is determined by reference to the last sale price for shares of the Class A common stock as reported on the NASDAQ National Market on the date of the grant. Director Options granted pursuant to the 1993 NED Plan will be non-qualified stock options, which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Director Options granted under the 1993 NED Plan vest 25% on the first anniversary of the respective dates of grant and thereafter in 36 equal monthly increments. The method of payment of the exercise price of a Director Option may consist of (i) cash or certified funds, (ii) the surrender of a number of shares of Class A common stock that have been held by the optionee for more than six months, (iii) to the extent permitted by law, a broker’s transaction by directing the Company to issue the certificate for the Class A common stock to a broker who will sell all or a portion thereof to pay the exercise price or make a loan to the optionee to permit him to pay the exercise price, or (iv) any combination thereof, at the election of the optionee. Shares surrendered in payment in whole or in part of the Director Option exercise price and applicable withholding taxes will be valued at their fair market value on the date the notice of exercise is delivered to United.

Term of Director Options.    Each Director Option granted pursuant to the 1993 NED Plan will terminate upon the earliest to occur of the following: (i) the expiration of 10 years following the date of grant of the Director Option, (ii) removal of the optionee from the Board for cause, (iii) the expiration of one year following the date upon which the optionee ceases to be a director of United by reason of death or disability, or (iv) the expiration of three months following the date on which the optionee otherwise ceases his status as a director. In the event an optionee ceases to serve as a director of United by reason of death or disability, the vesting of each outstanding Director Option held by such optionee shall be accelerated. In the event the optionee otherwise ceases to be a director, the Director Option may be exercised only to the extent it was vested at the date the director relationship terminated and only if it had not expired according to its terms.

Change in Control.    Upon a “change in control,” the vesting of all outstanding Director Options will be accelerated effective as of such change in control. A “change in control” will be deemed to have occurred if (i) 30% or more of the total number of votes that may be cast for the election of directors of United is acquired by persons or entities without the prior approval of at least a majority of the members of the Board unaffiliated with such acquiror, or (ii) individuals who constitute the directors of United at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new directors was approved by at least a majority of the members of the Board in office immediately prior to such period and of the new directors so approved. Notwithstanding the foregoing, no Director Option will become exercisable by virtue of the occurrence of a change in control if the optionee or any group of which that optionee is a member is the person whose acquisition constituted the change in control.

Merger and Reorganization.    In the event of (i) any consolidation or merger of United (other than a merger or consolidation in which United is the continuing company and that does not result in any changes in the outstanding Class A common stock), with another corporation or entity, (ii) the sale of all or substantially all of the property of United (other than a sale in which United continues as a holding company of an entity that conducts the business formerly conducted by United), or (iii) the dissolution or liquidation of United, all outstanding Director Options will automatically terminate when the event occurs if the company gives the optionees 30 days’ prior written notice of the event. Notice is not required, however, if the successor or purchaser, as the case may be, makes adequate provision for the assumption of the outstanding Director Options. When the notice is given, all outstanding Director Options fully vest and can be exercised prior to the event.

Administration and Amendments.    The 1993 NED Plan is administered by the Board. For purposes of the 1993 NED Plan, the Board shall include a committee of the Board that has been properly delegated the authority to take action with respect to the 1993 NED Plan under applicable law. Members of the Board who are eligible for Director Options may vote on matters affecting administration of the 1993 NED Plan. The Board (or any duly authorized committee thereof) may amend the 1993 NED Plan not more than once every six months with respect to the persons entitled to be granted Director Options, the timing of the grant of Director Options, the number of shares to be granted pursuant to Director Options, or the price thereof. The Board may amend the 1993 NED Plan in any respect, except that no such amendment (i) shall impair any Director Option previously granted without the consent of the optionee, or (ii) shall be effective prior to approval by United’s stockholders to the extent such approval is then required pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor applicable rule), or to the extent stockholder approval is otherwise required by applicable legal requirements.

Federal Income Tax Consequences.    The following summary generally describes the principal federal (but not state, local or foreign) income tax consequences of the 1993 NED Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular optionee or to United. The provisions of the Code relating to these matters are complex and their impact in any case may depend upon the particular circumstances.

In general, the grant of a Director Option will not result in taxable income to the optionee or a deduction to United for federal income tax purposes. Upon exercise of a Director Option, United will be entitled, for federal income tax purposes, to a tax deduction and the optionee will recognize ordinary income. The amount of such deduction and income generally will equal the amount by which the fair market value of the shares acquired on the date the Director Option is exercised exceeds the Director Option exercise price of the share if the shares received on exercise are transferable and not subject to a substantial risk of forfeiture at such time. In general, the shares received on exercise of a Director Option will be transferable and will not be subject to a substantial risk of forfeiture. However, if the sale of shares acquired upon exercise of a Director Option would subject the optionee to liability under Section 16(b) of the Exchange Act, which requires certain “insiders” to pay to United any profits received from certain purchases and sales of equity securities of United, the optionee will recognize ordinary income (and United will be entitled to a corresponding tax deduction) equal to the amount by which the fair market value of the shares acquired exceeds the Director Option exercise price for the shares on the earlier of (i) the date that the optionee is no longer subject to liability under Section 16(b) or (ii) six months after the date the Director Option is exercised. An optionee subject to liability under Section 16(b) of the Exchange Act may, however, recognize ordinary income (and United will be entitled to a corresponding tax deduction) at the time the Director Option is exercised if the optionee makes an election under Section 83(b) of the Code.

If a Director Option is exercised through the delivery of shares previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise.

Any difference between the basis of the shares acquired through the exercise of a Director Option (the Director Option exercise price plus the ordinary income recognized) and the amount realized upon a subsequent sale of such shares will be treated as a short-term or long-term capital gain or loss, depending on the length of the period such shares are held prior to sale. Currently, long-term capital gains are taxed to an individual at a maximum rate of 15% as opposed to a maximum rate of 35% for ordinary income.

Amendments to the 1998 NED Plan

Effective March 20, 1998, the board of UIH established a second non-employee director stock option plan, known as the United International Holdings, Inc. Stock Option Plan for Non-Employee Directors. The plan was assumed by United on January 30, 2002, and the name of the plan was changed accordingly to the UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors, previously defined as the “1998 NED Plan.” Like the 1993 NED Plan, the purpose of the 1998 NED Plan is to provide a means whereby non-employee directors of United are encouraged to continue their service as directors and are encouraged to invest in the capital stock of United, thereby increasing such directors’ personal interest in the continued success and progress of United and its subsidiaries.

Like the 1993 NED Plan, the 1998 NED Plan provides for the grant of non-qualified stock options, previously defined as “Director Options,” to non-employee directors of United. As of December 31, 2003, United has granted options for an aggregate of 1,080,000 shares of Class A common stock under the 1998 NED Plan. In addition, options for 247,500 shares have been cancelled and 2,167,500 shares are available for future grants under the 1998 NED Plan. All options under the 1998 NED Plan vest in 48 equal monthly installments commencing on the respective dates of grant. The options are exercisable on a cumulative basis upon vesting. There are currently seven individuals eligible to receive options under the 1998 NED Plan and there are six current or former directors holding options under the 1998 NED Plan.

Except for the grants described above, the benefits or amounts that will be granted in the future under the 1998 NED Plan to eligible non-employee directors are not determinable because the Board may choose to make awards or may choose to decline to make awards in accordance with the Board’s then existing policies and the terms of the 1998 NED Plan. The 1998 NED Plan will terminate when the Board adopts a resolution to that effect.

As of December 31, 2003, the market value of the Class A common stock subject to award under the 1998 NED Plan is $6,784,000. Such market value is based on the maximum number of shares available for issuance under the 1998 NED Plan (including shares subject to outstanding awards) as of December 31, 2003, multiplied by $8.48, the last reported per share sales price of United’s Class A common stock on the NASDAQ National Market on December 31, 2003.

Summary of Amendments to the 1998 NED Plan

In response to the Rights Offering, the Board has adopted certain changes to the 1998 NED Plan that (1) provide flexibility in determining under what circumstances and in what manner outstanding Director Options may be adjusted, including for the Rights Offering, (2) clarify the Board’s powers with respect to the administration of the 1998 NED Plan, and (3) clarify that for purposes of the 1998 NED Plan, any action required or permitted to be taken by the Board may be taken by any committee of the Board which has been properly delegated the authority to take such action with respect to the 1998 NED Plan under applicable law. The changes, along with certain other technical changes, were incorporated into an amendment and restatement of the 1998 NED Plan which has been approved by the Board. The Board has directed that the amendments to the 1998 NED Plan be submitted for approval by vote of the stockholders of United.

Summary of the 1998 NED Plan, as Amended

Number of Shares.    The 1998 NED Plan provides for grants to be made of options to purchase a maximum of 3,000,000 shares of Class A common stock (as adjusted for changes in corporate capitalization through January 30, 2002). Shares that are subject to Director Options that expire or terminate for any reason without having been exercised will be returned to the pool of such shares underlying Director Options available for grant under the 1998 NED Plan.

Adjustments.    The number of shares under the 1998 NED Plan is subject to adjustment in the same manner as under the 1993 NED Plan. See “Amendments to the 1993 NED Plan—Summary of the 1993 NED Plan—Adjustments,” above.

Option Grants and Exercises.    Grants under the 1998 NED Plan to non-employee directors may be made by the Board at any time. Such grants are in the sole discretion of the Board as to number and date of grant and vesting thereof. The 1998 NED Plan provides that the per share exercise price of any Director Option granted under the 1998 NED Plan will be equal to the fair market value of the Class A common stock on the date the

Director Option is granted unless the Board determines otherwise. In general, fair market value is determined by reference to the last sale price for shares of the Class A common stock as reported on the NASDAQ National Market on the date of the grant. Director Options granted pursuant to the 1998 NED Plan will be non-qualified stock options, which do not qualify under Section 422 of the Code.

Director Options granted under the 1998 Plan will vest and become exercisable evenly over a 48-month period or as otherwise determined by the Board at the time of grant or subsequent modification to the options. The method of payment of the exercise price of a Director Option may consist of (i) cash or certified funds, (ii) the surrender of a number of shares of Class A common stock that have been held by the optionee for more than six months, (iii) to the extent permitted by law, a broker’s transaction by directing United to issue the certificate for the Class A common stock to a broker who will sell all or a portion thereof to pay the exercise price or make a loan to the optionee to permit him to pay the exercise price, or (iv) any combination thereof, at the election of the optionee. Shares surrendered in payment in whole or in part of the Director Option exercise price and applicable withholding taxes will be valued at their fair market value on the date the notice of exercise is delivered to United.

Term of Director Options.    The provisions with respect to the term of Director Options under the 1998 NED Plan are identical to those of the 1993 NED Plan. See “Amendments to the 1993 NED Plan—Summary of the 1993 NED Plan—Term of Director Options,” above.

Change in Control.    The provisions with respect to a change in control under the 1998 NED Plan are identical to those of the 1993 NED Plan. See “Amendments to the 1993 NED Plan—Summary of the 1993 NED Plan—Change in Control,” above.

Merger and Reorganization.    The provisions with respect to a merger of consolidation under the 1998 NED Plan are identical to those of the 1993 NED Plan. See “Amendments to the 1993 NED Plan—Summary of the 1993 NED Plan—Merger and Reorganization,” above.

Administration and Amendments.    The 1998 NED Plan is administered by the Board, which has discretion to determine the non-employee directors to whom Director Options are granted, the number of shares subject to the Director Options, the exercise price of the Director Options (which may be at or above fair market value of the Class A common stock on the date of grant), the period over which the Director Options become exercisable, and certain other provisions relating to the Director Options. For purposes of the 1998 NED Plan, the Board shall include a committee of the Board that has been properly delegated the authority to take action with respect to the 1998 NED Plan under applicable law. Members of the Board who are eligible for Director Options may vote on matters affecting administration of the 1998 NED Plan. The Board (or any duly authorized committee thereof) may amend the 1998 NED Plan in any respect at any time, except that no such amendment (i) shall impair any Director Option previously granted without the consent of the optionee, or (ii) shall be effective prior to approval by United’s stockholders to the extent such approval is then required pursuant to Rule 16b-3 of the Exchange Act (or any successor applicable rule) or to the extent stockholder approval is otherwise required by applicable legal requirements.

Federal Income Tax Consequences.    The federal income tax consequences of Director Options granted under the 1998 NED Plan are identical to those under the 1993 NED Plan. See “Amendments to the 1993 NED Plan—Summary of the 1993 NED Plan—Federal Income Tax Consequences,” above.

Amendments to the 1993 Stock Option Plan

On June 1, 1993, UIH’s board of directors adopted a stock option plan for the benefit of its eligible employees and consultants, previously defined as the “1993 Stock Option Plan.” The stockholders of UIH subsequently approved and ratified the 1993 Stock Option Plan. United assumed the 1993 Stock Option Plan on January 30, 2002. The purpose of the 1993 Stock Option Plan is to provide those selected for participation with added incentives to continue in the long-term service of United and to create in such persons a more direct interest in the future success of United by relating incentive compensation to increases in shareholder value.

The 1993 Stock Option Plan terminated by its terms on June 1, 2003. Prior to its termination, the 1993 Stock Option Plan provided for the grant of incentive stock options (as defined under Section 422 of the Code) (“Incentive Options”) and non-qualified stock options (“Non-Qualified Options”) to eligible employees of United, and Non-Qualified Options to eligible consultants to United. At December 31, 2003, employees had options to purchase an aggregate of 10,745,692 shares of Class A common stock outstanding under the 1993 Stock Option Plan at exercise prices ranging from $4.1563 per share to $86.50 per share and options to purchase an aggregate of 3,000,000 shares of Class B common stock at exercise prices ranging from $4.75 per share to $5.00 per share. Pursuant to the plan termination, options outstanding prior to the date of termination shall continue to be recognized, but no new grants of options may be made thereafter. There are 52 current or former employees holding options under the 1993 Stock Option Plan.

As of December 31, 2003, the market value of the common stock subject to award under the 1993 Stock Option Plan is $116,563,468. Such market value is based on the number of options outstanding as of December 31, 2003, multiplied by $8.48, the last reported per share sales price of United’s Class A common stock on the NASDAQ National Market on December 31, 2003.

Summary of Amendments to the 1993 Stock Option Plan

In response to the Rights Offering, the Board has adopted certain changes to the 1993 Stock Option Plan that (1) provide flexibility in determining under what circumstances and in what manner outstanding options may be adjusted, including for the Rights Offering, and (2) clarify that for purposes the 1993 Stock Option Plan, any action required or permitted to be taken by the Board may be taken by any committee of the Board which has been properly delegated the authority to take such action with respect to the 1993 Stock Option Plan under applicable law. The changes do not affect the terminated status of the 1993 Stock Option Plan, and will therefore not permit any further option grants under the 1993 Stock Option Plan. The changes, along with certain other technical changes, were incorporated into an amendment and restatement of the 1993 Stock Option Plan that has been approved by the Board. The Board has directed that the amendments to the 1993 Stock Option Plan be submitted for approval by vote of the stockholders of United.

Summary of 1993 Stock Option Plan, as Amended

Number of Shares.    The 1993 Stock Option Plan provided for grants to be made of options to purchase a maximum of 39,200,000 shares of Class A common stock, of which options for up to 3,000,000 shares of Class B common stock could be granted in lieu of options for shares of Class A common stock. Prior to the termination of the 1993 Stock Option Plan, shares that were subject to options that expired or terminated for any reason without having been exercised were returned to the pool of such shares underlying options available for grant under the 1993 Stock Option Plan. Options covering no more than 5,000,000 shares of Class A and Class B common stock may be granted to a single participant during any calendar year.

Adjustments.    The number of shares is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Class A or Class B common stock. If United shall at any time distribute with respect to the common stock assets or securities of another entity, shares of its capital stock (other than common stock) or evidences of indebtedness, rights to subscribe pro rata for additional shares of United, or if United shall make any other changes with respect to its common stock, then the Committee (defined below) has discretion to make any adjustment to the outstanding options that it determines in its sole discretion.

Administration.    The 1993 Stock Option Plan is construed, interpreted and administered by United’s Compensation Committee (the “Committee”). The Committee has discretion to determine the employees and consultants to whom options are granted, the number of shares subject to the options, the exercise price of the options (which may be below fair market value of the Class A or Class B common stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised), and certain other provisions relating to the options.

Options.    The 1993 Stock Option Plan provides for the grant of either Incentive Options or Non-Qualified Options. Consultants may only receive Non-Qualified Options, whereas employees may receive Non-Qualified Options and Incentive Options.

The Committee has the sole discretion to determine the employees and consultants to whom options may be granted, the types of options granted and the manner in which options will vest. An Incentive Option, however, can vest each year with respect to no more than $100,000 in value of common stock based upon fair market value of the common stock on the date of grant of the Incentive Option.

The Committee determines the option term, which may be no longer than 10 years (five years in case of an Incentive Option granted to an employee who owns Class A and Class B common stock having more than 10% of the combined voting power of United’s common stock). The Committee determines the exercise price for each option, which may be more than, less than or equal to the fair market value of the Class A or Class B common stock subject to the options on the date of grant. Incentive Options must, however, have an exercise price that is at least equal to fair market value of the Class A or Class B common stock on the date the Incentive Option is granted (at least equal to 110% of the fair market value in the case of an Incentive Option granted to an employee who owns Class A and Class B common stock having more than 10% of the combined voting power of United’s common stock). An option holder may exercise an option by written notice and payment of the exercise price (i) in cash or certified funds, (ii) by the surrender of a number of shares of Class A or Class B common stock already owned by the option holder for at least six months (or other period specified by the Committee) and with a fair market value equal to the exercise price, (iii) to the extent permitted by law, through a brokers transaction by directing the issuance of a certificate for the Class A or Class B common stock to a broker who will sell all or a portion of such common stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price, or (iv) any combination of the foregoing methods. Option holders who are subject to withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation by electing to have United withhold a portion of the common stock to be received upon the exercise of the option.

Effect of Termination of Services.    The Committee shall have discretion to set the terms of the option with respect to the exercisability of the option should the option holder’s services terminate prior to the option being exercised in full. However, if the Committee fails to specify the effect of the termination of the option holder’s services, the following provisions apply. If an optionholder’s employment or consulting relationship terminates within six months after the option is granted for any reason other than death or disability or if the services of the holder are terminated for cause of any kind, the option is void for all purposes. If the holder’s employment or consulting relationship terminates because the holder becomes disabled, the option will terminate one year after termination. If the holder’s employment or consulting relationship terminates other than for cause, disability, or death, and such termination occurs more than six months after the date of grant, the option will expire one year from the date of termination with respect to Non-Qualified Options and three months from the date of termination with respect to Incentive Options. If the holder dies while employed or while a consultant or within the applicable exercisability period described above, the option will terminate one year after the date of death. In all cases, the option may be exercised only to the extent it was vested at the date the employment or consulting relationship is terminated, and only if it has not expired according to its terms.

Merger and Reorganization.    In the event of (i) any consolidation or merger of United (other than a merger or consolidation in which United is the continuing company and that does not result in any changes in the outstanding Class A common stock), with another corporation or entity, (ii) the sale of all or substantially all of the property of United (other than a sale in which United continues as a holding company of an entity that conducts the business formerly conducted by United), or (iii) the dissolution or liquidation of United, all outstanding options will automatically terminate when the event occurs if the company gives the optionees

30 days’ prior written notice of the event. Notice is not required, however, if the successor or purchaser, as the case may be, makes adequate provision for the substitution of new options or assumption of the outstanding options. When the notice is given, all outstanding options fully vest and can be exercised prior to the event.

Change in Control.    Under the 1993 Stock Option Plan, a “change in control” will be deemed to have occurred if (i) persons or entities acquire 50% or more of the total number of votes that may be cast for the election of directors of United and after such acquisition such persons or entities have the ability to elect a majority of the members of the Board, or (ii) individuals who constitute the directors of United at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new directors was approved by at least a majority of the members of the Board in office immediately prior to such period and of the new directors so approved. Upon a change in control, the vesting of all options will be accelerated unless the change in control occurs by virtue of (i), above, with the approval of at least a majority of the Board unaffiliated with the acquiring persons or entities. In such case, the vesting of options will not accelerate unless the option holder is terminated within 6 months of the change in control or the option holder is assigned duties after the change in control that are materially different from the option holder’s duties, authority or responsibilities prior to the change in control.

Amendment and Termination.    The Board may amend the 1993 Stock Option Plan at any time and in any respect, except that no such amendment shall impair any option theretofore granted or deprive any optionee of shares previously acquired through or as a result of the plan without the consent of the optionee. For purposes of the 1993 Stock Option Plan, the Board shall include the Committee that has been properly delegated the authority to take action with respect to the 1993 Stock Option Plan under applicable law.

Federal Income Tax Consequences.    The following summary generally describes the principal federal (but not state, local or foreign) income tax consequences of options granted under the 1993 Stock Option Plan. It is general in nature is not intended to cover all tax consequences that may apply to a particular recipient or to United. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances involved.

Federal Income Tax Consequences of Non-Qualified Options.    The federal income tax consequences of the grant of a nonqualified option are identical to those with respect to the grant of a Director Option under the 1993 NED Plan. See “Amendments of the 1993 NED Plan—Summary of the 1993 NED Plan—Federal Income Tax Consequences,” above.

Federal Income Tax Consequences of Incentive Options.    When an Incentive Option is granted, there are no income tax consequences for the option holder or United. When an Incentive Option is exercised, the option holder does not recognize income and United does not receive a deduction. The option holder must, however, treat the excess of the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a “disqualifying disposition” of the common stock (described below) in the same taxable year that the Incentive Option was exercised, there are no alternative minimum tax consequences.

If the option holder disposes of the common stock after the option holder has held the common stock for at least two years after the Incentive Option was granted and 12 months after the Incentive Option was exercised, the amount the option holder receives upon disposition over the exercise price is treated as long-term capital gain for the option holder. United is not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the common stock by disposing of the common stock before it has been held for at least two years after the Incentive Option was granted and one year after the date the Incentive Option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the common stock on the date the Incentive Option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, United is not required to perform any tax withholding with respect to the exercise of an Incentive Option. United is entitled to a deduction equal to the compensation recognized by the option holder for United’s taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

Additional Information About the Proposal

The Board believes it is in the best interests of United and its stockholders to approve the Proposal. While we believe that the amendments to the Plans are not material and that our Board has the power to make them without the approval of our stockholders, we are seeking stockholder approval and ratification of these amendments to the Plans.

Under the terms of the Rights Offering, our stockholders of record at the close of business on January 21, 2004, received rights to subscribe for an aggregate of approximately 170.1 million shares of our common stock at a subscription price of $6.00 per share. The Board determined that it was equitable to make an adjustment to our outstanding stock options to reflect the dilutive effect of this Rights Offering. The adjustment consisted of a decrease in the exercise price of the stock options equal to the dilutive effect of the Rights Offering on the value of the Class A common stock, determined by the Committee to be $.87 (based on the closing price of the Class A common stock on Friday, January 16, 2004). In order to make this adjustment, the Board determined that it was necessary to amend the Plans. If approved, the Proposal will ratify the Board’s amendment of the Plans.

Approval of the Proposal requires the affirmative vote of the holders of a majority of the combined voting power of the Class A common stock, Class B common stock and the Class C common stock as of the Record Date, represented in person or by proxy at the Meeting.

The Board recommends a vote FOR the Proposal.

Benefits Under United Equity Compensation Plans as of December 31, 2003.    The following table summarizes equity compensation plan information as of December 31, 2003:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	46,752,962	(1)	$5.9020	9,080,230

Equity compensation plans not approved by security holders	—		—	—

Total	46,752,962	(1)	$5.9020	9,080,230

(1)	Includes stock appreciation rights (“SARs”) based on 32,087,270 shares of Class A common stock. Upon exercise, the SARs will be settled in either cash or stock or combination thereof, at United’s discretion.

For further discussion of the material features of the plans adopted by United, see “Stock Option Plans” and “Compensation of Directors.”

Executive Compensation

The following table sets forth the aggregate annual compensation for United’s Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered during the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 (“Fiscal 2003”, “Fiscal 2002” and “Fiscal 2001”, respectively). The information in this section reflects compensation received by the named executive officers for all services performed for United and its subsidiaries.

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Annual Compensation Bonus($)			Other Annual Compensation ($)			Long-Term Compensation Securities Underlying Options(#)		All Other Compensation($)
Gene W. Schneider Chairman of the Board and Chief Executive Officer (20)	2003 2002 2001	$ $ $	646,500 637,486 603,639	$ $ $	— — —		$ $ $	98,053 54,703 31,504	(1) (1) (1)	— 4,000,000 250,000	(3) (5)	$ $ $	6,551 638,935 3,149,323	(2) (2)(4) (2)(4)

Michael T. Fries Chief Executive Officer, President and Chief Operating Officer (21)	2003 2002 2001	$ $ $	550,750 543,120 514,406	$ $ $	1,248,256 — —			$158,554 11,269 12,576	(6)(7) (6) (6)	2,875,000 3,350,000 500,000	(8) (10) (5)	$ $ $	6,028 27,183 6,171	(9) (9) (9)

Gene Musselman President and Chief Operating Officer—UPC Broadband	2003 2002 2001	$ $ $	449,522 580,164 493,685	$ $ $	688,471 65,479 —		$ $ $	794,684 224,598 93,237	(11) (11) (11)	2,060,000 — 667,000	(8) (13)	$ $ $	7,087 6,571 6,171	(12) (12) (12)

Charles H.R. Bracken Chief Financial Officer—UGC Europe	2003 2002 2001	$ $ $	559,378 487,362 430,676	$ $ $	250,000 750,000 —	(14) (14)	$ $ $	25,771 23,239 21,163	(15) (15) (15)	2,060,000 — 450,000	(8) (13)	$ $ $	45,948 33,769 27,748	(16) (16) (16)

Mark L. Schneider Chief Executive Officer, United Pan-Europe Communications N.V. (“UPC”) (until September 2001) and Chief Executive Officer—chello Media Division (from September 2003)	2003 2002 2001	$ $ $	577,500 571,010 553,654	$ $ $	492,809 — —		$ $ $	332,423 17,481 98,665	(7)(17) (17) (17)	2,060,000 1,950,000 2,500,000	(8) (10) (19)	$ $ $	7,087 6,571 6,171	(18) (18) (18)

(1)	Reflects compensation related to executive’s personal use of United’s aircraft, which compensation has been calculated based upon the aggregate incremental cost of such usage to United for Fiscal 2003 and Fiscal 2002. For Fiscal 2001, such compensation is based on the Standard Industry Fare Level (“SIFL”) method for valuing flights for personal use. For Fiscal 2003 and Fiscal 2002, the value based on the SIFL method is $3,361 and $36,906, respectively. In accordance with applicable Treasury Regulations, United included the amounts based on SIFL for all such years as compensation in Mr. Schneider’s reportable income.

(2)	Amount includes matching employer contributions made by United under the 401(k) Plan of $6,000, $6,000 and $5,100 for Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively, and term life insurance premiums paid by United for such officer’s benefit.

(3)	Pursuant to the 1993 Stock Option Plan, on January 30, 2002, Mr. Schneider was granted options to acquire 1,099,298 shares of Class A common stock and options to acquire 2,900,702 shares of Class B common stock.

(4)	Includes the amount of premium United paid pursuant to a split dollar life insurance policy for Mr. Schneider and his spouse of $632,392 and $3,143,152, for Fiscal 2002 (paid in January 2002) and Fiscal 2001, respectively. Following the enactment of the Sarbanes-Oxley Act of 2002, no additional premiums have been paid by United. The policy is being continued by payments made out of the cash surrender value of the policy. In the event the law is subsequently clarified to permit United to again make the premium payments on the policy, United will pay the premiums annually until the first to occur of:

(a)	the date upon which the cash surrender value of the policy is sufficient to repay United for all premiums paid and to continue the policy with no further premium payments;

(b)	death of both insureds;

(c)	the owner of the policy fails to contribute to United an amount equal to the annual economic benefit of the policy; or

(d)	the policy is otherwise terminated in accordance with its terms.

Upon the occurrence of any of the events listed above, the owner will pay United an amount equal to the premiums paid. The policy is owned by a trust, the trustees of which are the children of Mr. Schneider. The owner has granted an assignment of the policy benefits in favor of United in the amount of the premiums paid by United.

(5)	Pursuant to the Executive Share Option Plan (the “Austar United Plan”) of Austar United Communications Ltd. (“Austar United”), then a subsidiary and currently an affiliate of United’s, such officer was granted options to acquire ordinary shares of Austar United on May 12, 2001. With respect to Mr. Schneider, these options, as well as Austar United options held by other persons, were subsequently purchased by Austar United and cancelled in November 2003. With respect to Mr. Fries, these options were subsequently cancelled in January 2003 as a result of United’s foreclosure upon collateral pledged as security for promissory notes made or guaranteed by Mr. Fries.

(6)	Reflects compensation related to executive’s personal use of United’s aircraft, which compensation has been calculated based upon the aggregate incremental cost of such usage to United for Fiscal 2003 and Fiscal 2002. For Fiscal 2001 such compensation is based on the SIFL method for valuing flights for personal use. For Fiscal 2003 and Fiscal 2002, the value based on the SIFL method is $4,182 and $13,621, respectively. In accordance with applicable Treasury Regulations, United included the amounts based on SIFL for all such years as compensation in Mr. Fries’ reportable income.

(7)	Includes a gain realized from the cancellation of non-qualified stock options in January 2003 as a result of United’s foreclosure upon the collateral pledged as security for promissory notes made or guaranteed by such officer.

(8)	Pursuant to the UnitedGlobalCom, Inc. Equity Incentive Plan effective September 1, 2003 (the “Incentive Plan”), such officer received grants of SARs based on shares of Class A common stock. Certain of the SARs were originally granted by a UGC Europe equity incentive plan and converted to United SARs following United’s exchange offer for shares of UGC Europe and subsequent merger pursuant to which that company is now wholly-owned by United (the “UGCE Transaction”).

(9)	Amount includes (i) matching employer contributions made by United under the 401(k) Plan of $4,941, $5,500 and $5,100 for Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively, (ii) $20,612 representing the outstanding balance of a personal loan forgiven by United in Fiscal 2002; and (iii) term life insurance benefits paid by United for such officer’s benefit.

(10)	Pursuant to the 1993 Stock Option Plan, during Fiscal 2002, such officer was granted options to acquire shares of Class A common stock. Of the options granted, 950,000 shares of Class A common stock were subsequently cancelled in January 2003 as a result of United’s foreclosure upon all collateral pledged as security for promissory notes made or guaranteed by such officer.

(11)	Represents payments relating to foreign assignment, including housing allowance and cost of living allowance ($77,895 for Fiscal 2003, $68,290 for Fiscal 2002, and $60,185 for Fiscal 2001), net tax benefit $114,986 for Fiscal 2002 and $146,545 for Fiscal 2000), and the remainder consists of car allowance, dependent education and other benefits. Also for Fiscal 2003, such amount includes payments of $621,735 made by United to tax authorities as a result of Mr. Musselman’s foreign assignment and a net tax benefit of $47,444.

(12)	Consists of matching employer contribution under United’s 401(k) plan of $6,000, $5,500 and $5,100 for Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively, with the remainder consisting of life insurance premiums paid by United for such officer’s benefit.

(13)	Represents shares underlying options to acquire UPC’s ordinary shares A granted January 30, 2001, and with respect to Mr. Musselman, includes phantom options based on 50,000 ordinary shares of chello broadband granted June 27, 2001. All of the UPC options have been cancelled as a result of UPC’s reorganization effective September 3, 2003.

(14)	We agreed to pay Mr. Bracken a cash bonus equal to the difference between $1,000,000 and his pre-tax gain on the exercise and sale of vested options of UPC. We paid Mr. Bracken such bonus in two payments of $750,000 in May 2002 and $250,000 in March 2003.

(15)	Consists of car allowance payments.

(16)	Consists of matching employer contributions under a pension plan ($39,156 for Fiscal 2003, $31,246 for Fiscal 2002 and $25,840 for Fiscal 2001), with the remainder consisting of health, life and disability insurance payments.

(17)	Includes compensation related to executive’s personal use of United’s aircraft, which compensation has been calculated based upon the aggregate incremental cost of such usage to United for Fiscal 2003 and Fiscal 2002. For Fiscal 2001 such compensation is based on the SIFL method for valuing flights for personal use. For Fiscal 2003 and Fiscal 2002, the value based on the SIFL method is $12,345 and $18,288, respectively. In accordance with applicable Treasury Regulations, United included the amounts based on SIFL for all such years as compensation in Mr. Schneider’s reportable income. In addition, Fiscal 2001 also includes $89,324 consisting of a housing allowance related to Mr. Schneider’s foreign assignment, and Fiscal 2003, also includes payments related to foreign assignment consisting of a housing allowance and a cost of living allowance ($117,378) and the remainder consists of a car allowance.

(18)	Amount includes matching employer contributions made by United under the 401(k) Plan of $6,000, $5,500 and $5,100 for Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively, and term life insurance benefits paid by United for such officer’s benefit.

(19)	Pursuant to UPC’s Stock Option Plan, as amended, Mr. Schneider was granted options to acquire UPC ordinary shares A on January 30, 2001. These options were subsequently cancelled in January 2003 as a result of United’s foreclosure upon all collateral pledged as security for promissory notes made or guaranteed by Mr. Schneider.

(20)	On January 5, 2004, Mr. Schneider resigned as United’s Chief Executive Officer.

(21)	On January 5, 2004, Mr. Fries was appointed as United’s Chief Executive Officer.

The following table sets forth information concerning options granted to each of the executive officers named in the Summary Compensation Table above during Fiscal 2003.

Option/SAR Grants in Last Fiscal Year

	Individual Grants								Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options/ SARs Granted (#)	Percentage of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)		Market Price on Grant Date ($/Sh)			Expiration Date
Name									0% ($)		5% ($)		10% ($)
Michael T. Fries Class A Common Class A Common Class A Common	1,287,500 1,287,500 300,000	4.0 4.0 0.9	$ $ $	5.44 3.74 6.13	$ $ $	5.44 5.44 6.13	(3) (4)(3)	10/01/2013 10/01/2013 10/01/2013	$ $ $	— 2,188,750 —	$ $ $	4,404,778 2,188,750 1,156,537	$ $ $	11,162,572 2,188,750 2,930,892
Gene Musselman Class A Common Class A Common	1,030,000 1,030,000	3.2 3.2	$ $	5.44 3.74	$ $	5.44 5.44	(3) (4)(3)	10/01/2013 10/01/2013	$ $	— 1,751,000	$ $	3,523,822 1,751,000	$ $	8,930,058 1,751,000
Charles H.R. Bracken Class A Common Class A Common	1,030,000 1,030,000	3.2 3.2	$ $	5.44 3.74	$ $	5.44 5.44	(3) (4)(3)	10/01/2013 10/01/2013	$ $	— 1,751,000	$ $	3,523,822 1,751,000	$ $	8,930,058 1,751,000
Mark L. Schneider Class A Common Class A Common	1,030,000 1,030,000	3.2 3.2	$ $	5.44 3.74	$ $	5.44 5.44	(3) (4)(3)	10/01/2013 10/01/2013	$ $	— 1,751,000	$ $	3,523,822 1,751,000	$ $	8,930,058 1,751,000

(1)	All the SARs granted during Fiscal 2003 vest in five equal annual increments. Vesting of the SARs granted would be accelerated upon a change of control of United as defined in the Incentive Plan.

(2)	The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the underlying securities of the respective options, continued employment of the optionee through the term of the options and other factors.

(3)	UGC Europe originally granted these SARs at fair market value on date of grant. As a result of the merger in connection with the UGCE Transaction, which occurred in December 2003, United substituted United SARs for UGC Europe SARs.

(4)	UGC Europe originally granted these SARs below fair market value on date of grant; however, upon exercise the holder will receive only the difference between the exercise price and the lesser of $5.44 or the fair market value of United’s Class A common stock on the date of exercise. This limit is reflected in the potential realizable value columns.

The following table sets forth information concerning the exercise of options and concerning unexercised options held by each of the executive officers named in the Summary Compensation Table above as of the end of Fiscal 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)
			Exercisable	Unexercisable	Exercisable		Unexercisable
Gene W. Schneider Class A common stock Class B common stock ULA Phantom Shares (2) chello broadband Shares (3)	48,120 — — —	$75,938 — — —	1,768,107 2,900,702 81,250 125,000	— — 18,750 —	$ $	5,128,531 10,094,493 — —		— — — —
Michael T. Fries Class A common stock SARs (4) SARs (5)(4) ULA Phantom Shares (2)	— — — —	— — — —	2,400,000 — — 162,500	— 1,587,500 1,287,500 37,500		$8,352,000 — — —	$ $	— 4,619,000 2,188,750 —
Gene Musselman SARs (4) SARs (5)(4) Phantom chello (3)	— — —	— — —	— — 48,958	1,030,000 1,030,000 1,042		— — —	$ $	3,131,200 1,751,000 —
Charles H.R. Bracken (5) SARs (4) SARs (5)(4) Phantom chello (3)	— — —	— — —	— — 25,000	1,030,000 1,030,000 —		— — —	$ $	3,131,200 1,751,000 —
Mark L. Schneider Class A common stock SARs (4) SARs (5)(4)	— — —	— — —	1,000,000 — —	— 1,030,000 1,030,000		$3,480,000 — —	$ $	— 3,131,200 1,751,000

(1)	The value of the United options reported above is based on the December 31, 2003 closing price of $8.48 per share of United Class A common stock as reported by the Nasdaq National Market. The value for the phantom options of United Latin America, Inc. (“ULA”) is based on the fair market value of $0.00 per share as determined by the Board at or prior to December 31, 2003, and the fair market value of an ordinary share A of chello broadband on December 31, 2003 is less than the exercise price of chello broadband options.

(2)	Represents the number of shares underlying phantom stock options that ULA may pay in cash or shares of Class A common stock of United or, if publicly traded, shares of ULA, at its election upon exercise thereof.

(3)	Represents the number of shares underlying phantom stock options, which chello broadband may pay in cash or shares of Class A common stock or, if publicly traded, ordinary shares A of UPC or, if publicly traded, ordinary shares of chello broadband, at its election upon exercise thereof.

(4)	Represents the number of shares underlying the SARs, which United may pay in cash, shares of Class A common stock or a combination thereof, at its election upon exercise thereof.

(5)	Upon exercise, the holders of these SARs will receive the difference between the exercise price and the lesser of $5.44 or the fair market value of the Class A common stock on the date of exercise and the value reflects such terms.

Stock Option Plans

1993 Stock Option Plan.    The 1993 Stock Option Plan expired June 1, 2003. Options outstanding prior to such date shall continue to be recognized, but no new grants of options may be made thereafter. At December 31, 2003, employees had options to purchase an aggregate of 10,745,692 shares of Class A common stock outstanding under the 1993 Stock Option Plan at exercise prices ranging from $4.1563 per share to $86.50 per share and options to purchase an aggregate of 3,000,000 shares of Class B common stock at exercise prices ranging from $4.75 per share to $5.00 per share. For more information, see “Amendments to the 1993 Stock Option Plan” above.

Incentive Plan.    In August 2003, the Board adopted the Incentive Plan. The stockholders of United approved the Plan, which was effective as of September 1, 2003. The Incentive Plan permits the grant of stock options, restricted stock awards, SARs, stock bonuses, stock units, and other grants of stock (collectively, “Awards”) covering up to 39,000,000 shares of Class A or Class B common stock. The number of shares increases on January 1 of each calendar year (beginning with calendar year 2004) during the duration of the Incentive Plan by 1% of the aggregate number of shares of Class A and Class B common stock outstanding on December 31 of the immediately preceding calendar year. No more than 5,000,000 shares of Class A and Class B common stock in the aggregate may be granted to a single participant during any calendar year, and no more than 3,000,000 shares may be issued under the Incentive Plan as Class B common stock. Employees, consultants, and non-employee directors of United and affiliated entities designated by the Board may receive Awards under the Incentive Plan, provided, however, that incentive stock options may not be granted to consultants or non-employee directors.

The Incentive Plan is generally administered by the Committee, which has discretion to determine the employees and consultants to whom Awards are granted, the number and type of shares subject to the Awards, where applicable, the exercise price of the Awards (which may be at, below, or above the fair market value of the Class A or Class B common stock on the date of grant), the period over which the Awards vest, the term of the Awards, and certain other provisions relating to the Awards. The Committee may, under certain circumstances, delegate to officers of United the authority to grant Awards to specified groups of employees and consultants. The Board has the sole authority to grant Awards under the Incentive Plan to non-employee directors. At December 31, 2003, employees had received SARs on 32,087,270 shares of Class A common stock at base prices ranging from $3.74 per share to $7.20 per share.

chello broadband Foundation Stock Option Plan.    chello broadband adopted its Foundation Stock Option Plan (the “chello broadband Plan”) on June 23, 1999. Under the chello broadband Plan, chello’s board may grant stock options to employees subject to approval of chello broadband’s priority shareholders, at fair market value at the time of grant. To date, chello broadband has granted options for 550,000 ordinary shares under the chello broadband Plan of which options for 300,000 ordinary shares are outstanding at December 31, 2002, but were subsequently cancelled in January 2004. Options under the chello broadband Plan are granted at fair market value at the time of grant unless determined otherwise by chello’s board. All the shares underlying the chello broadband Plan are held by Stichting Administratiekantoor chello broadband, a stock option foundation, which administers the chello broadband Plan. Each option represents the right to acquire from the foundation a certificate representing the economic value of one share.

All options are exercisable upon grant and for the next five years. In order to introduce the element of “vesting” of the options, the chello broadband Plan provides that, even though the options are exercisable upon grant, the options are subject to repurchase rights reduced by equal monthly amounts over a “vesting” period of 48 months following the date of grant. If the employee’s employment terminates other than in the case of death, disability or the like, all unvested options previously exercised must be resold to the foundation at the original purchase price and all vested options must be exercised within 30 days of the termination date.

chello broadband Phantom Stock Option Plan.    The chello broadband Phantom Stock Option Plan (the “chello broadband Phantom Plan”) expired June 1, 2003. Options outstanding prior to such date shall continue to be recognized, but no new grants of options may be made thereafter. The chello broadband Phantom Plan gives the employee the right to receive payment equal to the difference between the fair market value of a share of chello broadband and the exercise price for the portion of the rights vested. chello broadband, at its sole discretion, may make the required payment in cash, freely tradable shares of United’s Class A common stock or, if publicly traded, UPC ordinary shares A, or, if chello broadband’s shares are publicly traded, its freely tradable ordinary shares A. At December 31, 2003, options based on approximately 726,420 phantom shares remained outstanding.

United Latin America Stock Option Plan.    The ULA Stock Option Plan (the “ULA Plan”) expired June 1, 2003. Options outstanding prior to such date shall continue to be recognized, but no new grants of options may be made thereafter. Only phantom stock options have been granted. The phantom options give the holder the right with respect to vested options to receive a cash payment equal to the difference between the fair market value of a share of ULA stock and the option base price per share. Upon exercise and at the sole discretion of ULA, the options may be awarded in cash or in shares of United’s Class A common stock, or, if publicly traded, shares of ULA common stock. If the employee’s employment terminates other than in the case of death, disability or the like, all unvested options lapse and all vested options must be exercised within 90 days of the termination date. At December 31, 2003, options based on 654,739 shares were outstanding under the ULA Plan.

Compensation of Directors

Until April 1, 2003, United compensated its outside directors at $500 per month and $1,000 per board and committee meeting attended ($500 for telephonic meetings). Commencing April 1, 2003, United compensates its outside directors at $20,000 per year and $1,500 per board and committee meeting attended ($750 for telephonic meetings). Directors who are also employees of United receive no additional compensation for serving as directors. United reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board. In addition, under 1993 NED Plan, each non-employee director received options for 20,000 shares of common stock upon the effective date of the 1993 NED Plan or upon election to the Board, as the case may be. Effective March 14, 2003, the Board terminated the 1993 NED Plan. Messrs. Bennett, Cole, Howard and Malone have each been granted options at fair market value under the 1993 NED Plan. For more information concerning the 1993 NED Plan, including grants made and options outstanding under the 1993 NED Plan, see “Amendments to the 1993 NED Plan,” above.

The non-employee directors also participate in the 1998 NED Plan. Pursuant to the 1998 Plan, Messrs. Cole and Malone have each been granted options to acquire an aggregate of 180,000 shares of Class A common stock and Messrs. Bennett and Howard have each been granted options for an aggregate of 80,000 shares of Class A common stock. All options under the 1998 Plan have been granted at the fair market value of the shares at the time of grant, except the options granted to Messrs. Bennett and Howard, which were granted at greater than fair market value at the time of grant. Additional participation in the 1998 NED Plan is at the discretion of the Board. For more information on the 1998 NED Plan, including grants made and options outstanding under the 1998 NED Plan, see “Amendments to the 1998 NED Plan,” above.

There are no other arrangements whereby any of United’s directors received compensation for services as a director during Fiscal 2003 in addition to or in lieu of that specified by the aforementioned standard arrangement.

Compensation Committee Interlocks and Insider Participation

On January 5, 2004, the Board elected a new Compensation Committee consisting of Messrs. Bennett, Cole, Dick and Malone. Prior to that, the Compensation Committee had consisted of all outside directors of United. Each of such committee members is not and has not been an officer of United or any of its subsidiaries. None of United’s executive officers has served as a director or member of a compensation committee of another company that had an executive officer also serving as a director or member of the Committee.

Limitation of Liability and Indemnification

United’s Restated Certificate of Incorporation eliminates the personal liability of the directors to United and its stockholders for monetary damages for breach of the directors’ fiduciary duties in certain circumstances. The Restated Certificate of Incorporation and Bylaws provide that United shall indemnify its officers and directors to the fullest extent permitted by law. United believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder intended to be presented at the 2004 annual meeting of stockholders must be received by United on or before May 5, 2004, to be considered for inclusion in the proxy materials of United relating to such meeting.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement contains, in addition to historical information, certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs, as well as on assumptions made by and information currently available to management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from what we say or imply with such forward-looking statements. All statements other than statements of historical fact included herein may constitute forward-looking statements. In addition, when we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues” or the negative thereof or similar expressions herein, we intend to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, national and international economic and market conditions, competitive activities or other business conditions, and customer reception of our existing and future services. These forward-looking statements may include, among other things, statements concerning our plans, objectives and future economic prospects, expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You should be aware that the video, telephone and Internet access services industries are changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent herein are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, we cannot assure you that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied from such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among other things, whether we and/or some of our subsidiaries will continue as going concerns, changes in television viewing preferences and habits by our subscribers and potential subscribers and their acceptance of new technology, programming alternatives and new video services that we may offer. They also include our subscribers’ acceptance of our newer digital video, telephone and Internet access services, our ability to manage and grow our newer digital video, telephone and Internet access services, our ability to secure adequate capital to fund other system growth and development and planned acquisitions, our ability to successfully close proposed transactions and restructurings, risks inherent in investment and operations in foreign countries, changes in government regulation and changes in the nature of key strategic relationships with joint venture partners. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our discussion of these factors. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. We caution you, however, that this list of risk factors and other cautionary language contained herein may not be exhaustive.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct & Ethics is available on our website and amendments to and waivers from such Code will be disclosed through our website. The address of our website is www.unitedglobal.com; however, the information found on this website is not part of this proxy statement.

Our Class A common stock is traded on the Nasdaq National Market, and copies of reports, proxy statements and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNITEDGLOBALCOM, INC.

CLASS A COMMON STOCK

Proxy for Special Meeting of Stockholders to be held on February 11, 2004

The undersigned hereby appoints Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the “Meeting”) of Stockholders of UNITEDGLOBALCOM, INC. (the “Company”) to be held on Wednesday, February 11, 2004, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A common stock of the Company held of record by the undersigned at the close of business on January 21, 2004, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

This proxy revokes all proxies with respect to the Meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting and the Proxy Statement relating to the meeting is hereby acknowledged.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your UnitedGlobalCom account online.

Access your UnitedGlobalCom stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for UnitedGlobalCom, now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•  SSN or Investor ID

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You are now ready to log in. To access your account please enter your:

•  SSN or Investor ID

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If you have more than one account, you will now be asked to select the appropriate account.

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•  Certificate History

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CLASS A COMMON STOCK	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Proposal stated below.				In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.
	FOR	AGAINST	ABSTAIN
PROPOSAL: Approval of the amendments to UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors (Effective June 1, 1993), UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors (Effective March 20, 1998), and UnitedGlobalCom, Inc. 1993 Stock Option Plan.	☐	☐	☐	PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Dated: , 2004

Signature

Signature

Please sign exactly as name appears above. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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